Exhibit 99.3

CONSENT OF INDEPENDENT VALUER

We hereby consent to the references to our name and the opinions we have delivered to Hines Global REIT, Inc. and the description of our role in the valuation process of the international properties owned by Hines Global REIT, Inc. and its subsidiaries (collectively, the "Company") being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-195478) of Hines Global REIT, Inc., and the related Prospectus, by being filed on a Current Report on Form 8-K of Hines Global REIT, Inc. on March 30, 2015, and included in a supplement to the Prospectus.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Knight Frank, LLP
Knight Frank, LLP
March 30, 2015